EXHIBIT 99.1

UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL INFORMATION

On December 20, 2017, Helen of Troy Limited (“the Company”), designer, developer and worldwide marketer of consumer brand-name housewares, health and home, nutritional supplement and beauty products, sold Healthy Directions, LLC (“Healthy Directions”) and its subsidiaries, which make up the Company’s Nutritional Supplements segment, to Direct Digital, LLC (“Direct Digital”).  Healthy Directions is a leading provider of premier doctor-formulated nutritional supplements, products, and expert natural health guidance sold directly to consumers.

The purchase price is comprised of $46 million in cash paid at the closing and a supplemental payment with a target value of $25 million payable on or before August 1, 2019.  The final amount of the supplemental payment may be adjusted up or down based on the performance of Healthy Directions through February 28, 2018.  The final purchase price is also subject to a customary working capital adjustment.  Proceeds  from the sale will be used to pay down debt and general corporate purposes, which may include accretive acquisitions or opportunistic share repurchases to create further shareholder value.

To provide a better understanding of the impact of the sale of Healthy Directions, the following unaudited consolidated condensed pro forma financial information is presented to reflect how the sale of Healthy Directions might have affected the historical financial statements had the transaction been consummated at an earlier date.

The following unaudited consolidated condensed pro forma statements of income for the six months ended August 31, 2017 and the fiscal year ended February 28, 2017, as well as the consolidated condensed pro forma balance sheet as of August 31, 2017 (collectively, the “Pro Formas”), have been derived from the Company’s historical consolidated financial statements. The unaudited consolidated condensed pro forma statements of income have been prepared as if the sale of Healthy Directions had occurred on March 1, 2016 (the first day of fiscal year 2017), while the unaudited consolidated condensed pro forma balance sheet has been prepared as if the sale of Healthy Directions occurred on August 31, 2017. The Pro Formas and the accompanying notes should be read together with the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2017, filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2017 and the Company’s Quarterly Reports on Form 10-Q for the quarter ended May 30, 2017, filed with the SEC on July 10, 2017, and the six-month period and quarter ended August 31, 2017, filed with the SEC on October 10, 2017.

The Pro Formas do not purport to represent what the Company’s financial position and results of operations would have been had the sale of Healthy Directions occurred on the dates indicated or to project financial performance for any future period or as of a future date. In addition, the Pro Formas are based on currently available information and certain assumptions that the Company believes are reasonable, and are provided for illustrative and informational purposes only. The Pro Formas conform to Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). The Pro Formas have been prepared to reflect adjustments to the Company’s historical annual and interim consolidated financial statements that are (1) directly attributable to the sale of Healthy Directions; (2) factually supportable; and (3) with respect to the unaudited consolidated condensed proforma statements of operations, expected to have a continuing impact on the Company’s results of operations.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Pro Forma Statements of Income

For the Six Months Ended August 31, 2017

	(a), (b), (c)
(in thousands, except per share data)	As Reported	Pro Forma Adjustments	Pro Forma
Sales revenue, net	$738,067	$62,876	$675,191
Cost of goods sold	413,685	18,292	395,393
Gross profit	324,382	44,584	279,798

Selling, general and administrative expense	253,438	49,406	204,032
Asset impairment charges	54,070	50,070	4,000
Operating Income (loss)	16,874	(54,892)	71,766
Nonoperating income, net	247	—	247
Interest expense	(7,708)	(2,178)	(5,530)
Income (loss) before income taxes	9,413	(57,070)	66,483

Income tax expense (benefit)	(5,388)	(6,707)	1,319
Net income (loss)	$14,801	$(50,363)	$65,164

Earnings per share:
Basic	$0.55		$2.40
Diluted	$0.54		$2.38

Weighted average shares of common stock used in computing net earnings per share:
Basic	27,154		27,154
Diluted	27,323		27,323

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Pro Forma Statements of Income

For the Year Ended February 28, 2017

	(a), (b), (c)
(in thousands, except per share data)	As Reported	Pro Forma Adjustments	Pro Forma
Sales revenue, net	$1,537,219	$130,543	$1,406,676
Cost of goods sold	861,751	37,632	824,119
Gross profit	675,468	92,911	582,557

Selling, general and administrative expense	498,736	91,344	407,392
Asset impairment charges	12,400	9,500	2,900
Operating Income (loss)	164,332	(7,933)	172,265

Nonoperating income, net	414	—	414
Interest expense	(14,857)	(3,431)	(11,426)
Income (loss) before income taxes	149,889	(11,364)	161,253

Income tax expense (benefit)	9,200	(2,926)	12,126
Net income (loss)	$140,689	$(8,438)	$149,127

Earnings per share:
Basic	$5.11		$5.42
Diluted	$5.04		$5.35

Weighted average shares of common stock used in computing net earnings per share:
Basic	27,522		27,522
Diluted	27,891		27,891

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Pro Forma Balance Sheet

As of August 31, 2017

		(d), (e), (f)
(in thousands, except per share data)	As Reported	Pro Forma Adjustments	Pro Forma

Assets
Assets, current:
Cash and cash equivalents	$13,720	$46,374	$60,094
Receivables	238,421	24,817	263,238
Inventory	325,562	(6,861)	318,701
Income taxes receivable	—	30,455	30,455
Prepaid expenses and other current assets	14,999	(2,245)	12,754
Total assets, current	592,702	92,540	685,242

Property and equipment, net	134,672	(8,166)	126,506
Goodwill	672,929	(70,609)	602,320
Other intangible assets, net	386,856	(63,806)	323,050
Deferred tax assets, net	8,809	(6,801)	2,008
Other assets, net	2,519	(590)	1,929
Total assets	$1,798,487	$(57,432)	$1,741,055

Liabilities and Stockholders’ Equity
Liabilities, current:
Accounts payable	$136,225	$(5,699)	$130,526
Accrued expenses and other current liabilities	147,283	(4,272)	143,011
Income taxes payable	8,484	(8,484)	—
Long-term debt, current maturities	20,789	—	20,789
Total liabilities, current	312,781	(18,455)	294,326

Long-term debt, current maturities	423,477	—	423,477
Deferred tax liabilities, net	7,030	6,372	13,402
Other liabilities, noncurrent	17,860	(4,174)	13,686
Total liabilities	761,148	(16,257)	744,891

Commitments and contingencies

Stockholders’ equity
Cumulative preferred stock	—	—	—
Common stock	2,726	—	2,726
Additional paid in capital	224,689	—	224,689
Accumulated other comprehensive loss	(2,947)	—	(2,947)
Retained earnings	812,871	(41,175)	771,696
Total Stockholders’ equity	1,037,339	(41,175)	996,164
Total liabilities and Stockholders’ equity	$1,798,487	$(57,432)	$1,741,055

HELEN OF TROY LIMITED

NOTES TO UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL STATEMENTS

The following is a summary of the pro forma adjustments reflected in the unaudited consolidated condensed pro forma financial statements:

(a)           Includes the revenue and expenses associated with Healthy Directions.

(b)           Includes direct and indirect overhead expenses allocated to Healthy Directions.

(c)            Income tax as accounted for in the tax provision for the applicable periods.

(d)           Includes the impact of a loss from the sale of Healthy Directions and the related tax impact as of an assumed date of March 1, 2016.

(e)            Includes the elimination of assets and liabilities associated with Healthy Directions from the Company’s consolidated balance sheet.

(f)             Includes the purchase price related to the closing of the sale of Healthy Directions on December 20, 2017, as of an assumed date of August 31, 2017. The purchase price from the sale is comprised of $46 million in cash paid at closing and a supplemental payment with a target value of $25 million payable on or before August 1, 2019.  The final amount of the supplemental payment may be adjusted up or down based on the performance of Healthy Directions through February 28, 2018.